UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported): August 4, 2005


                    Federal Agricultural Mortgage Corporation
               -------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Federally chartered
       instrumentality of
       the United States                  0-17440            52-1578738
(State or other jurisdiction of        (Commission        (I.R.S. Employer
 incorporation or organization)        File Number)      Identification No.)



 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.          20036
 -----------------------------------------------------------       ------------
          (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (202) 872-7700


                                    No change
                             --------------------
          (Former name or former address, if changed since last report)

Item 8.01.  Other Events.

     On August 4, 2005, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant's three classes of common stock - Class A Voting Common Stock, Class B Voting Common Stock, and Class C Non Voting Common Stock. The quarterly dividend of $0.10 per share of common stock will be payable on September 30, 2005 to holders of record of common stock as of September 15, 2005. Also on August 4, 2005, the Board of Directors of the Registrant declared a quarterly dividend on the Registrant's 6.40% Cumulative Preferred Stock, Series A. The quarterly dividend of $0.80 per share of preferred stock is for the period from July 1, 2005 through September 30, 2005 and will be payable on September 30, 2005 to holders of record of preferred stock as of September 20, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name:   Jerome G. Oslick
                                        Title:  Vice President - General Counsel




Dated:      August 4, 2005